Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 25 to Registration Statement No. 811-21667 of the Investment Company Act of 1940 on Form N-1A of our report dated November 17, 2010 relating to the financial statements and financial highlights of Fidelity Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidelity Health Care Central Fund, Fidelity Industrials Central Fund, Fidelity Information Technology Central Fund, Fidelity Materials Central Fund, Fidelity Telecom Services Central Fund, and Fidelity Utilities Central Fund; and of our report dated November 17, 2010 relating to the financial statements and financial highlights of Fidelity High Income Central Fund 1; and of our report dated November 22, 2010 relating to the financial statements and financial highlights of Fidelity Floating Rate Central Fund, appearing in the Annual Report on Form N-CSR of Fidelity Central Investment Portfolios LLC for the year ended September 30, 2010, and to the references to us under the heading "Independent Registered Public Accounting Firm" in each fund's Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 24, 2010